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                            REGENT BANCSHARES CORP.
                                     PROXY

       SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ______________, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


     The undersigned hereby constitutes and appoints Harvey Porter and David W. Ring, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock and Series A Convertible Preferred Stock of Regent Bancshares Corp. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company, to be held at ____________________, Philadelphia, Pennsylvania 19102 on ___________, _____________________, 1996, at ____ __.m., local time, and at any adjourment thereof, as follows:



1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 30, 1995 (THE "MERGER AGREEMENT"), AMONG CARNEGIE BANCORP ("CARNEGIE"), CARNEGIE BANK, N.A., A WHOLLY OWNED SUBSIDIARY OF CARNEGIE, THE COMPANY AND REGENT NATIONAL BANK, A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, AND THE MERGER OF THE COMPANY INTO CARNEGIE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT. The Board of Directors recommends a vote FOR this proposal.


          /___/   FOR          /___/   AGAINST          /___/   ABSTAIN

2. In their discretion the proxies are authorized to vote upon such business as may properly come before the meeting and any adjournment thereof.

                           (Continued on other side)




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                         (Continued from reverse side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



Dated: __________________, 1996


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          Signature(s)


If shares are listed in a joint account, both signatures are required. When signing as attorney, administrator, trustee or corporate officer, please so indicate. This proxy should then be dated and returned promptly to Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004.